    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000

                             REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                             ---------------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933

                             ---------------------

                               CYTRX CORPORATION

            (Exact Name of Registrant as Specified in Its Charter)

                       DELAWARE                                                58-1642740
(State or Other Jurisdiction of Incorporation or Organization)  (I.R.S. Employer Identification Number)

                            154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 368-9500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                         ____________________________

                                JACK J. LUCHESE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CYTRX CORPORATION
                            154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                                (770) 368-9500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                         _____________________________

     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

       GEORGE M. MAXWELL JR., ESQ.                      MARK W. REYNOLDS
            ALSTON & BIRD LLP                       VICE PRESIDENT, FINANCE
          ONE ATLANTIC CENTER                           CYTRX CORPORATION
      1201 WEST PEACHTREE STREET                      154 TECHNOLOGY PARKWAY
     ATLANTA, GEORGIA 30309-3424                      NORCROSS, GEORGIA 30092
              (404) 881-7000                               (770) 368-9500


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _______

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                              Proposed Maximum       Proposed maximum
Title Of Shares To       Amount To Be        Aggregate Price Per    Aggregate Offering          Amount Of
   Be Registered          Registered               Unit(1)                 Price            Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value           2,606,092                $2.75                $7,166,753                 $1,893
---------------------------------------------------------------------------------------------------------------

(1) Based on the average of the reported high and low sales prices of the Common Stock reported on the Nasdaq Stock Market's National Market on March 28, 2000 estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED MARCH 31, 2000

PROSPECTUS

                               2,606,092 SHARES

                               CYTRX CORPORATION

                                 COMMON STOCK
                            ______________________



     The shareholders named in the table included in the "Selling Shareholders" section of this prospectus, which begins on page 9, are offering all of the shares of our common stock covered by this prospectus.

     The shares offered hereby consist of 2,606,092 shares of our common stock, $.001 par value per share, together with a Series A Junior Participating Preferred Stock Purchase Right that is associated with each share. The shares include 437,500 shares reserved for issuance upon the exercise of certain warrants issued to certain of the selling shareholders. The shares also include 143,000 shares which may be reserved for issuance upon the exercise of certain warrants which may be issued to certain selling shareholders. The selling shareholders are offering all of the shares of our common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

     The selling shareholders have not advised us of any specific plans for the distribution of the shares covered by this Prospectus, but it is anticipated that the shares will be sold from time to time as described in the "Plan of Distribution" section of this prospectus, which begins on page 10.

     Our Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "CYTR." On March 30, 2000 the last reported closing price of the Common Stock was $2.00 per share.

                       ________________________________


   THIS INVESTMENT INVOLVES RISKS.  SEE "RISK FACTORS" BEGINNING ON PAGE 1.

                       ________________________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           THE DATE OF THIS PROSPECTUS IS __________________ , 2000

                              PROSPECTUS SUMMARY

     We were founded in 1985 and are engaged in the development and commercialization of pharmaceutical-related products and services, including human therapeutics, focused on high-value critical-care therapies. Our principal executive offices are located at 154 Technology Parkway, Norcross, Georgia 30092, telephone number: (770) 368-9500. References herein to "the Company" include CytRx and each of our subsidiaries.

     On August 3, 1999, we issued a warrant to purchase our Common Stock to John
R. Boettiger and also granted Mr. Boettiger registration rights regarding the underlying shares. Between February 25 and March 15, 2000, we exchanged debt obligations owed by us in return for cash and the issuance of shares of our Common Stock and granted registration rights along with our Common Stock. On March 31, 2000, we issued shares of Common Stock in return for certain services and granted registration rights along with our Common Stock. On March 31, 2000, we issued shares of Common Stock as well as warrants to purchase our Common Stock in return for a cash investment in our company and also granted registration rights along with our Common Stock and the warrants. We have prepared this prospectus to comply with these registration rights.

                                 RISK FACTORS

     You should carefully consider the following risks before deciding to purchase shares of our common stock. If any of the following risks actually occur, the trading price of our common stock could decline, and you could lose all or part of your investment. You should also refer to the other information in this prospectus and the information incorporated herein by reference, including our financial statements and the related notes.

We May Not Have Adequate Funds to Continue Product Testing and Research and Development.

     On December 31, 1999, we had approximately $3 million in cash and cash equivalents and working capital of $664,000. During the first quarter of 2000 we reached agreement with certain of our trade creditors whereby $2.3 million of aggregate indebtedness was cancelled in exchange for issuance of 937,592 shares of CytRx Common Stock and the granting of registration rights to such creditors.

     We do not have adequate funds to conduct the required testing and data collection necessary for the FDA to approve FLOCOR or any of our other products We will have to either:

     1. severely reduce or terminate testing and research and development activities with respect to some or all of our products; or

     2. obtain additional financing from third parties to fund the required testing.

     A reduction in, or termination of, testing and research and development activities could have a material adverse impact on our business and future results of operations. If we elect to attempt to obtain additional financing, we may be unable to obtain funds from any third party or to obtain such financing on terms that we believe are acceptable. Our inability to obtain additional financing could have a material adverse effect on our business and future results of operations. See "We Will Require Additional Financing."

We Have No Significant Source of Revenue From Our Operations

     We will require substantial funds to complete

     .    research and development activities,

     .    preclinical studies and testing activities, and

     .    required data collection and other activities required for FDA review.

We currently have no significant source of operating revenue. Our inability to generate revenues in amounts adequate to satisfy our operating needs may have a material adverse effect on our business and may cause us to depend on raising funds by borrowing from third parties or by entering into collaborative relationships with third parties. See "We Will Require Additional Financing."

     Our total revenues for 1999 were approximately $1.9 million. Approximately 49% of our 1999 revenues or $927,000 consisted of non-operating revenue such as interest income and grants from government agencies. Approximately 43% of our 1999 revenues or $823,000 was derived from selling our services and products (mainly consisting of TiterMax).

     If the FDA does not approve the commercialization of FLOCOR or one of our other pharmaceutical products, we may not be able to generate significant revenues for an extended period of time, which would have a material adverse effect on our business, financial condition and future results of operations.

We Have Operated At a Loss For Over Five Years and Will Probably Continue to Operate at a Loss For Some Time

     We have incurred significant net losses for each of the last five years. Our inability to operate at a profit in the future could have a material adverse effect on our business and financial condition. Since our inception, we have primarily conducted research and development of our products. The costs of our research and development and our lack of operating revenues has resulted in our net losses. We will continue to incur substantial additional losses in the near future because we are continuing to conduct research and development of our products while we continue to fail to generate any significant revenues.

     We will probably incur losses until one or more of our products is approved by the FDA and that product has achieved significant sustained commercial sales. The activities required for the FDA review process of a new pharmaceutical are extremely costly and usually take several years. See "We May Incur Substantial Unanticipated Costs If We Have Significant Delays in the Regulatory Approval of Our Products." Also, we may never obtain FDA approval of any of our products currently under development.

We Will Require Additional Financing

     We believe that we do not have enough funds (1) to complete the required testing and data collections necessary to obtain regulatory approval of FLOCOR or any of our other products currently under development or (2) to manufacture, market, and distribute any of our products, if we obtain FDA approval with respect to that product. The continuation of the Phase III clinical trials and the requirement of additional trials for FLOCOR and the related activities in preparation for its commercialization has greatly increased our need for capital.

     We may have to raise additional funds through an equity or debt offering, a third party loan, or a third party collaborative arrangement. We may be unable to obtain any financing when we need it or on terms that we believe to be acceptable. Our inability to raise the required additional financing when we need it could have a material adverse effect on our business and financial condition, and could result in the termination of our operations.

     If we are able to obtain financing when we require it, such financing may be on terms which may result in dilution to our then-existing stockholders.

Our Common Stock May Be Delisted From The Nasdaq National Market

     On March 14, 2000 we received correspondence from Nasdaq regarding the Company's failure to satisfy certain quantitative criteria of the maintenance standards for listing its Common Stock with the Nasdaq National Market which provided the Company with ten business days to respond with its plan to bring the Company back into compliance with such criteria. If we are unable to satisfy such criteria or provide Nasdaq with an adequate plan to return to compliance, Nasdaq may commence procedures to delist our Common Stock from the Nasdaq National Market.

We May Be Unable to Successfully Develop or Commercialize Our Products

     Our overall success substantially depends on our ability to successfully develop and commercialize our products. Our inability to successfully develop and commercialize our products could have a material adverse effect on our business, financial condition and future results of operations.

     Our products are in various stages of development and significant amounts of time and money will be required to develop and commercialize them. Cost overruns caused by unanticipated regulatory delays or unexpected adverse side effects could end or substantially delay our development efforts. We also may be unable to obtain FDA approval of those products, if we are unable to prove to the FDA that those products are safe and effective.

     In December 1999, the Company reported results from its Phase III clinical study of FLOCOR for treatment of acute sickle cell crisis. The study did not demonstrate statistical significance in the primary endpoint. In order to collect adequate information to obtain FDA approval, we will need to conduct additional studies, which we will not commence unless we are able to raise additional funds.

     Even if we are able to obtain FDA approval of one or more of our products, we may not have adequate financial or other resources, or the expertise to successfully commercialize, market and distribute those products. If we do not have adequate resources or the expertise to successfully commercialize our products, we may rely on third parties to provide financial or other resources to help us commercialize those products or we may have such third parties market and distribute our products for us. In order to enter into any such arrangements with a third party, we may have to give up some or all of our rights to some of our products. Also, we may be unable to find a third party willing to provide us with resources or to market and distribute our products. Even if we find a willing third party, we may not be able to reach an agreement on terms that we believe are acceptable. Our inability to successfully commercialize our products, alone or with the assistance of third parties, may have a material adverse effect on our business, financial condition and future results of operations.

We May Incur Substantial Unanticipated Costs If We Have Significant Delays in the Regulatory Approval of Our Products

     Our products are subject to extensive regulation by federal, state and local governments in the United States, including the FDA, and similar agencies in other countries where we test and intend to market our current and future products. Regulatory approval of a product can take several years and requires the expenditure of substantial resources. If we experience significant delays in the regulatory approval process of our products, we may incur substantial unanticipated additional costs. Because we generate insignificant revenues from operations and we have limited funds, if we incur substantial unanticipated costs, we may have to seek additional financing earlier than we had anticipated. At that time, we may be unable to obtain additional financing or financing on terms that we believe are acceptable. Our inability to obtain additional financing to complete the regulatory approval process could have a material adverse effect on our business, financial condition and our ability to continue to operate.

     In December 1999, the Company reported results from its Phase III clinical study of FLOCOR for treatment of acute sickle cell crisis. The study did not demonstrate statistical significance in the primary endpoint. In order to collect adequate information to obtain FDA approval, we will need to conduct additional studies, which we will not commence unless we are able to raise additional funds.

We May Be Unable to Successfully Compete Against Other Pharmaceutical and Biotechnology Companies

       Our competitors mainly consist of pharmaceutical and biotechnology companies. Many of those companies have advantages over us, including the following:

       . substantially greater financial resources and research and development staffs,

       .  substantially superior facilities,

       . more extensive experience regarding FDA and other regulatory processes,

       .  greater manufacturing and marketing expertise, and

       . alliances with major pharmaceutical companies that may afford greater resources and other advantages.

If our competitors develop better products than us; or if they develop their products and obtain regulatory approval faster than us; or if they more successfully manufacture, market and distribute their products than us, then that could have a material adverse effect on our business and future results of operations.

We May Be Unable to Establish and Maintain Necessary Relationships with Third Parties

       We may have to rely on third parties to enable us to offer our products to a larger customer base than we could otherwise reach through direct marketing efforts. Consequently, our success will depend in part on our ability to enter into relationships with strategic partners and the performance of those partners. We may be unable to find third parties willing to enter into a relationship with us or to enter a relationship on terms that are acceptable to us. Also, we may be unable to maintain any relationships once we have formed them. Our inability to establish and maintain such third party relationships or the unsuccessful performance of one or more of our strategic partners could have a material adverse effect on our business, financial condition and future results of operations. If we are unable to establish and maintain third party relationships, or if such third parties are unsuccessful, we may have to establish our own marketing and distribution channels for our products. We may not have the available financial or other resources at such time to establish our own marketing or distribution channels. Our inability to develop our own marketing and distribution channels in such case could have a material adverse effect on our business and financial condition, and could result in the termination of our operations.

We Depend on Certain Suppliers For an Adequate Supply of Materials

       We require three suppliers of materials or services to manufacture FLOCOR. These consist of a supplier of the raw drug substance, a supplier of the purified drug which is refined from the raw drug and a manufacturer who can formulate and sterile fill the purified drug substance into the finished drug product. Our inability to maintain relationships with those suppliers could result in (1) lengthy delays in the FDA and other regulatory agencies approval processes, causing us to incur substantial unanticipated costs or (2) our inability to produce, market and distribute our product. Such delays or inability could have a material adverse effect on our business, financial condition and future results of operation.

       We have not entered into an agreement with any supplier for the raw drug substance because we believe that it is widely available.

     In August 1999, we entered into a long-term commercial supply contract with Organichem Corp. of Rensselaer, New York to obtain the purified drug substance. We have also entered into an agreement with the Hospital Products Division of Abbott Laboratories for the manufacture of our finished drug product. Our inability to maintain such relationships on terms acceptable to us or to replace such suppliers if they fail to adequately perform could have a material adverse effect on our business, financial condition and future results of operations.

We Depend On Certain Members of Management for Future Success

       We depend to a significant extent on the members of the management staff, particularly Jack J. Luchese, for our future success. We may be unable to retain his services or the services of such members of management, or to replace them with qualified skilled individuals. Our loss of the services of Mr. Luchese or any of the other members of management could have a material adverse effect on our business and future results of operations. We have an employment agreement with Mr. Luchese, however, we would be unable to prevent him from terminating his employment with us. Also, we carry no key man life insurance on the life of Mr. Luchese or any other member of the management team.

We May Incur Substantial Costs and Liability From Product Liability Claims

       We may be exposed to claims for personal injury resulting from allegedly defective products. Even if the commercialization of one or more of our products is approved by the FDA, users may claim that such product caused unintended adverse effects. We currently carry product liability insurance covering the use of our products in human clinical trials and may extend that coverage to third parties who collaborate with us on the development of our products. However, if a claim is successfully asserted against us and the amount of such claims exceeds our policy limits or is not covered by our policy, such successful claim may have a material adverse effect on our business.

     Even if claims asserted against us are unsuccessful, they may divert management's attention from our operations and we may have to incur substantial costs to defend such claims. If a significant number of claims are asserted against us, regardless of whether they are successful, they may have a material adverse effect on our operations and business.

We Depend On Our Patents and Other Intellectual Property Rights for Our Future Success

       Our future success, if any, will depend in a substantial part, on our ability to protect our products by obtaining patents covering them in the United States and other countries. If we are unable to obtain patents covering our products, other companies may develop, manufacture, market and distribute products similar to or the same as our products. Our inability to obtain patents in each country in which we intend to market our products or our inability to successfully challenge third party infringement of our patent claims could have a material adverse effect on our business and future results of operations.

       Third parties may challenge the validity of our patents through challenges filed with the United States Patent and Trademark Office and its foreign equivalents or through lawsuits. Third parties may also claim that our products infringe their rights under their patents. If a third party successfully asserts an infringement claim against us, we may be prevented from practicing the subject matter claimed in such third party's patents or we could be required to obtain licenses or redesign our products to avoid infringement. If any of our patents are successfully challenged, or any of our products are determined to infringe on the rights of others, we may incur substantial additional costs which may have a material adverse effect on our business, financial condition and future results of operations.

       In addition, we depend on our trade secrets, proprietary know-how and continuing technological innovation, which we seek to protect with confidentiality agreements with our employees, consultants and collaborators. However, we may be unable to prevent an employee, consultant or collaborator from disclosing trade secrets, know-how or other information. If we are unable to prevent such disclosure, we may have a cause of action against the disclosing party for only monetary damages, which may not be an adequate remedy compared to the harm we may have suffered from the disclosure. Our inability to adequately protect our proprietary information and trade secrets could have a material adverse effect on our business, financial condition and future results of operations.

We May Be Unable to Successfully Market Our Products If Their Costs Are Not Adequately Reimbursed By Government and Third Party Payors

       The success of each of our products will depend in part upon the extent to which a consumer will be able to obtain reimbursement for the cost of such product from government health administration authorities, private health insurers and other organizations. We are uncertain as to the reimbursement status of any of our products that we are currently developing. Government and other third party payors are increasingly attempting to decrease health care costs by refusing to provide coverage for products that have not been approved by the FDA, and by limiting the coverage and reimbursement levels for new products approved by the FDA. If the government and other third party payors do not adequately cover our products, the market may not accept our products. The lack of market acceptance could have a material adverse effect on our business, financial condition and future results of operations. We have initiated discussions with consultants and other advisors who will help us to develop a strategy for seeking adequate reimbursement from the government and other third party payors for FLOCOR. However, we will be unable to finalize our strategy until we have obtained all of the required regulatory approvals for FLOCOR and established its market price.

Government Pricing Regulation May Reduce Our Future Revenues and Profitability

       Our future revenues and profitability may be affected by the continuing efforts of governments to decrease or contain the costs of health care through the regulation of the pricing and profitability of pharmaceutical products. We are unable to predict whether any federal, state, local or foreign governments will adopt such regulations. However, if such regulations are adopted, they could have a material adverse effect on our business and future results of operations.

We May Incur Substantial Costs and Liability Under Environmental and Hazardous Materials Laws

       Our research and development activities involve the use of hazardous materials, which are subject to federal, state and local laws regarding the use, manufacture, storage, handling and disposal of such materials. Although we believe that we comply with applicable environmental laws and regulations, we are unable to completely eliminate the risk of accidental contamination or injury from our hazardous materials and other waste products. If an accident or injury were to occur, we could be liable for any damages that result and any such liability could exceed our resources, which could have a material adverse effect on our business.

       In addition, we may have to incur substantial costs to comply with environmental laws and regulations in the future which could also have a material adverse effect on our business and future results of operations.

We May Experience Volatility in Our Stock Price

       The market price of our common stock may experience significant volatility from time to time. Such volatility may be affected by factors such as:

  .    our quarterly operating results;

  . announcements of regulatory developments, technological innovations or new therapeutic products;

  .    developments in patent or other proprietary rights; and

  .    public concern regarding the safety of our products.

Other factors which may affect our stock price is general changes in the economy, financial markets or the pharmaceutical or biotechnology industries.

Our Anti-Takeover Provisions May Limit Stockholder Value

       We have provisions in our bylaws and in our shareholder protection rights agreement that may discourage or prevent a person or group from acquiring us without our board of directors' approval. The intent of these provisions is to protect shareholders' interests by encouraging anyone seeking control of the Company to negotiate with the Board of Directors.

     The following is a description of these provisions which may reduce the market value of our shares of common stock.

       We have a classified board of directors, which requires that at least two stockholder meetings, instead of one, will be required to effect a change in the majority control of our board of directors. This provision applies to every election of directors, not just an election occurring after a change in control. The classification of our board increases the amount of time it takes to change majority control of our board of directors and may cause our potential purchasers to lose interest in the potential purchase of us, regardless of whether our purchase would be beneficial to us and our stockholders.

       Our bylaws provide that directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock then entitled to vote at an election of directors. This provision prevents stockholders from removing any incumbent director without cause.

       Our bylaws also provide that a stockholder must give us at least 120 days notice of a proposal or director nomination that such stockholder desires to present at any annual meeting or special meeting of stockholders. Such provision prevents a stockholder from making a proposal or director nomination at a stockholder meeting without us having advance notice of that proposal or director nomination. This could make a change in control more difficult by providing our directors with more time to prepare an opposition to a proposed change in control.

       Under our shareholder protection rights agreement, on May 15, 1997, we distributed one preferred stock purchase right for each then-outstanding share of our common stock. Each right entitles registered holders to purchase one ten-thousandth of a share of our Series A Junior Participating Preferred Stock at an initial purchase price of $30 per share, subject to adjustment. Our preferred stock purchase rights are exercisable only if a person or group (1) announces that they have acquired beneficial ownership of 15% or more of our common stock, or (2) commences a tender offer for 15% or more of our common stock. If a person or group announces that they had acquired 15% or more of our common stock, or commences a tender offer for 15% or more of our common stock, then, after ten days, each right not owned by the person or group which acquired 15% or more of our common stock or who commenced a tender offer for 15% or more of our stock entitles its holder to purchase at the purchase price the number of shares of common stock having a market value equal to twice the purchase price. We may exchange or terminate the preferred stock purchase rights at any time before they become exercisable.

  The preferred stock purchase rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, which encourages persons who seek to acquire us to initiate such an acquisition through negotiations with our board of directors. This could discourage any potential acquiror of us and could result in the lower prices of our common stock than may occur during a hostile acquisition attempt.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" or similar words. You should read statements that contain these words carefully for the following reasons:

     -    the statements discuss our future expectations;

     - the statements contain projections of our future earnings or of our financial condition; and

     -    the statements state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. There may be events in the future, however, that we are not accurately able to predict or over which we have no control. The risk factors listed above, as well as any cautionary language in or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The SEC allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in the above risk factors, elsewhere in or incorporated by reference into this prospectus and other events that we have not predicted or assessed could have a material adverse effect on our earnings, financial condition and business. If the events described above or other unpredicted events occur, then the trading price of our common stock could decline and you may lose all or part of your investment.

                                USE OF PROCEEDS

     The shares of our Common Stock offered hereby are for the account of the selling shareholders. We will not receive any of the proceeds from any sales of the shares by the selling shareholders.

                             SELLING SHAREHOLDERS

     The following table sets forth:

     .    The name of each of the selling shareholders;

     . The number of shares beneficially owned by each selling shareholder prior to the offering;

     . The number of shares being offered by each selling shareholder under this prospectus; and

     . The number of shares of common stock beneficially owned by each selling shareholder after the completion of the offering.

     As of the date of this prospectus, none for the selling shareholders has had a material relationship with us or any of our affiliates within the past three years. The table has been prepared on the basis of information furnished to us by or on behalf of the selling shareholders. Because the selling shareholders may offer all or some of the shares pursuant to this offering, no estimate can be given as to the amount of shares that will be held by the selling shareholders upon the termination of this offering. The table assumes that the selling shareholder will sell all shares they are offering under this prospectus, and that the selling shareholder will not acquire additional shares of our Common Stock prior to completion of this offering. Each selling shareholder will own less than 1% of the total number of shares of CytRx common stock outstanding after the completion of this offering.

     The information in this table is as of the date of this prospectus. Information concerning the selling shareholders may change from time to time and any such changed information will be set forth in supplements to this prospectus if and when necessary.


       ------------------------------------------------------------------------------------------------
                                                    Shares                               Shares
                                                 Beneficially      Shares             Beneficially
                                                 Owned Before     Offered                 After
                          Name                   The Offering      Hereby                Offering
                          ----                   ------------      ------                --------
       ------------------------------------------------------------------------------------------------
       Theradex Corporation                        300,000          300,000                -0-
       ------------------------------------------------------------------------------------------------
       Thar Designs, Inc.                          180,000          180,000                -0-
       ------------------------------------------------------------------------------------------------
       Abt Associates, Inc.                        128,579          128,579                -0-
       ------------------------------------------------------------------------------------------------
       Oread, Inc.                                 111,795          111,795                -0-
       ------------------------------------------------------------------------------------------------
       Organichem Corp.                             60,000           60,000                -0-
       ------------------------------------------------------------------------------------------------
       Metrics, Inc.                                42,128           42,128                -0-
       ------------------------------------------------------------------------------------------------
       GlobolMax LLC                                42,000           42,000                -0-
       ------------------------------------------------------------------------------------------------
       Certified Facilities Corp.                   32,903           32,903                -0-
       ------------------------------------------------------------------------------------------------
       Bio-Kinetic Clinkal
        Applications, Inc.                          21,360           21,360                -0-
       ------------------------------------------------------------------------------------------------
       James D. Johnson                             11,693           11,693                -0-
       ------------------------------------------------------------------------------------------------
       A.M. Arismendi, Jr. PC                        7,134            7,134                -0-
       ------------------------------------------------------------------------------------------------
       John R. Boettiger                            37,500           37,500                -0-
       ------------------------------------------------------------------------------------------------
       AMRO International, S.A.                    779,945          779,945                -0-
       ------------------------------------------------------------------------------------------------
       Balmore, S.A.                               389,973          389,973                -0-
       ------------------------------------------------------------------------------------------------
       Celest Trust Reg.                           389,973          389,973                -0-
       ------------------------------------------------------------------------------------------------
       Ladenburg Thalmann & Co., Inc.               69,109           69,109                -0-
       ------------------------------------------------------------------------------------------------
       Peter B. Baxter                               1,000            1,000                -0-
       ------------------------------------------------------------------------------------------------
       The Malachi Group, Inc.                       1,000            1,000                -0-
       ------------------------------------------------------------------------------------------------

                             PLAN OF DISTRIBUTION


     Any or all of the shares of our common stock offered hereby may be sold from time to time by the selling shareholders, or by pledgees, donees, transferees or other successors in interest. The selling shareholders may sell their shares in transactions through the Nasdaq National Market System, in negotiated transactions, or by a combination of those methods of sale. The shares of our common stock offered hereby may be offered at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. Prices will be determined by the selling shareholders or by agreement between the selling shareholders and its underwriter, broker-dealer, or agent. The selling shareholders may sell their shares directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following:

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     . purchases by a broker or dealer as principal and resale by such broker or dealer for their account pursuant to this prospectus;

     . a block trade in which the broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     . an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which the shares are then listed; and

     .    through the writing of options on the shares.

     Underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and or the purchasers of the shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both. The compensation paid by the selling shareholders to an underwriter, agent or particular broker-dealer will be negotiated prior to the sale and may be in excess of customary compensation. If required by applicable law at the time a particular offer of the shares is made, the terms and conditions of such transaction will be set forth in a supplement to this prospectus. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     In connection with the distribution of the shares being sold pursuant to this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The selling shareholders may also loan or pledge the shares to a broker-dealer, and the broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling shareholders may from time to time enter into other types of hedging transactions.

     In addition, the selling shareholders and any underwriter, broker-dealer, or agent that participates in the distribution of the shares of our common stock may be deemed to be an underwriter under the Securities Act of 1933, as amended, (although neither CytRx nor the selling shareholders so concedes), and any profit on the sale of shares of our common stock and any discount, concession, or commission received by any of such underwriter, broker-dealer, or agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

       The following documents which we have previously filed with the SEC are hereby incorporated by reference herein:

       (1) CytRx's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") on March 30, 2000.

       (2) the description of our Common Stock and series A junior participating preferred stock purchase rights as set forth in our registration statements filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any description.

       All other documents subsequently filed by the registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

       We will provide without charge, upon the written or oral request of any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any and all information (excluding certain exhibits) relating to our business or our common stock that has been incorporated by reference in the Registration Statement. Such requests should be directed to:

                               Mark W. Reynolds
                            Vice President, Finance
                               CytRx Corporation
                            154 Technology Parkway
                            Norcross, Georgia 30092
                                (770) 368-9500


                     HOW TO OBTAIN ADDITIONAL INFORMATION

       We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file with the SEC at the SEC's public reference rooms at the following locations: 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

       Our common stock is listed and traded on the Nasdaq National Market System under the symbol "CYTR." Reports, proxy and information statements, and other information concerning CytRx also may be inspected at the offices of the National Association of Securities Dealers; Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

       This prospectus constitutes part of the Registration Statement on Form S-3 of CytRx (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended, relating to the shares of our common stock offered hereby. This prospectus does not include all of the information in the Registration Statement. For further information about our business and our common stock, please refer to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

     The SEC allows us to "incorporate by reference" certain information we file with the SEC. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling shareholders sells all the shares of our common stock registered hereby.

     THIS PROSPECTUS INCLUDES PRODUCT NAMES, TRADE NAMES, SERVICE MARKS AND TRADEMARKS OF CYTRX, ITS SUBSIDIARIES AND OTHER COMPANIES INCLUDING, WITHOUT LIMITATION, FLOCOR(TM), CYTRX/(R)/, AND TITERMAX/(R)/.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon the Company by Alston & Bird LLP, Atlanta, Georgia.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                               2,606,092 SHARES


                               CYTRX CORPORATION


                                 COMMON STOCK


                            _______________________


                                  PROSPECTUS

                            _______________________


                           __________________, 2000



     NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BY THE SELLING SHAREHOLDERS OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the Common Stock are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated. No portions of these fees will be, borne by the selling shareholders

Securities and Exchange Commission Registration Fee............  $ 1,892
Nasdaq National Market Listing Fee.............................  $     0
Accountants' Fees and Expenses.................................  $ 8,000*
Legal Fees and Expenses........................................  $10,000*

  Total........................................................  $16,892*

*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of the Registrant was amended in 1986 so as to eliminate personal liability of the members of the Board of Directors to the fullest extent permitted by law. Specifically, Article Eleven of the Certificate of Incorporation provides as follows:

          A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     In addition, the Certificate of Incorporation and By-Laws of the Registrant provide for indemnification of all officers and directors of the Registrant to the fullest extent permitted by law. In particular, Article Nine of the Certificate of Incorporation provides as follows:

     The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Article Five of the Corporation's By-Laws provides as follows:

     1. MANDATORY INDEMNIFICATION. The corporation shall indemnify, to the fullest extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     2. MANDATORY ADVANCEMENT OF EXPENSES. Expenses reasonably and actually incurred by a director, officer, employee, or agent in the course of defending any suit under paragraph 1 of this Article V shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation. The corporation shall pay these expenses as they are incurred by the person who may be entitled to indemnification.

     3. CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses expressly provided by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

     4. INTENT OF BYLAW. The intent of this Article V is to provide the broadest possible rights to indemnification to the directors, officers, employees, and agents of the corporation permissible under the law of Delaware and not to affect any other right to indemnification that may exist.

   Section 145 of the Delaware General Corporation Law provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or other-wise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a I director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

  Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of this board of directors or governing body for violations of a director's fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty, such as injunction or recession, are available.

  The Company holds an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against the directors and officers of the registrant for a wrongful act that they may become legally obligated to pay or for which the registrant is required to indemnify the directors or officers.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   Exhibit Number                         Description
   --------------                         -----------

        4.1 Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-3 filed November 5, 1997, Registration No. 333-39607)

        4.2 Restated Bylaws of the Registrant, as amended (Incorporated herein by reference to Exhibit 4.2 to the Registrant's registration statement or Form S-8 filed July 21, 1997, Registration No. 333-31717)

        4.3 Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer & Trust Company as Rights Agent (Incorporated herein by reference to Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, File Number 000-15327)

         5          Opinion of Alston & Bird LLP

       23.1         Consent of Alston & Bird LLP (included in Exhibit 5 above)

       23.2         Consent of Ernst & Young LLP

        24          Power of Attorney (see Signature Page)


ITEM 17.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, and State of Georgia, on March 31, 2000.

                              CYTRX CORPORATION

                              By: /s/ Jack J. Luchese
                                  ---------------------------
                                  Jack J. Luchese
                                  President and Chief Executive
                                  Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jack J. Luchese and Mark W. Reynolds and each of them, with the power to act without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 30, 2000.

     SIGNATURE                            TITLE

/s/ Jack J. Luchese                Director, President and Chief Executive
----------------------------
Jack J. Luchese                    Officer (Principal Executive Officer)


/s/ Mark W. Reynolds               Vice President, Finance (Principal Financial
----------------------------
Mark W. Reynolds                   Officer and Principal Accounting Officer)


/s/ Jack L. Bowman                 Director
----------------------------
Jack L. Bowman


/s/ Raymond C. Carnahan, Jr.       Director
----------------------------
Raymond C. Carnahan, Jr.


/s/ Lyle A. Hohnke                 Director
----------------------------
Lyle A. Hohnke


/s/ Max Link                       Director
----------------------------
Max Link


/s/ Herbert H. McDade, Jr.         Director
----------------------------
Herbert H. McDade, Jr.

                                 EXHIBIT INDEX

    EXHIBIT NO.                                 EXHIBIT
    -----------                                 -------

        4.1 Restated Certificate of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-3 filed November 5, 1997, Registration No. 333-39607)

        4.2 Restated Bylaws of the Registrant, as amended (Incorporated herein by reference to Exhibit 4.2 to the Registrant's registration statement or Form S-8 filed July 21, 1997, Registration No. 333-31717)

        4.3 Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer & Trust Company as Rights Agent (Incorporated herein by reference to Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997, File Number 000-15327)

         5          Opinion of Alston & Bird LLP

        23.1        Consent of Alston & Bird LLP (included in Exhibit 5 above)

        23.2        Consent of Ernst & Young LLP

         24         Power of Attorney (see Signature Page)